                                                                    EXHIBIT 10.2
                                                                    ------------

                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT is dated as of May 31, 1996 (this "Employment Agreement") between Influence, Inc., a Delaware corporation (the "Company"), and Peter A. Bick (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Executive has been employed by the Company prior to the date hereof and has provided valuable services to the Company and its subsidiary in the development and organization of its business and affairs;

          WHEREAS, the Company has agreed to employ the Executive in an executive capacity, and desires to be assured of his continued services as such, on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Executive accepts such employment on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the Company and the Executive confirm the terms of the Executive's employment and agree as follows:
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       1.   EMPLOYMENT.
            ----------

       (a)  Responsibilities. The Company employs the Executive as the President
            ----------------
and Chief Executive Officer of the Company and in such capacity the Executive shall have such responsibilities and duties consistent with his executive position and of such a nature as are usually associated with the position of an executive officer as may be designated from time to time by the Board of Directors of the Company (the "Board").

       (b)  Performance.  The Executive accepts such employment and agrees to
            -----------
discharge his duties hereunder faithfully and diligently and use his best efforts to implement the policies established by the Board. The Executive shall devote substantially his full business time to the business and affairs of the Company and he will not, during the Employment Term, devote any of his business time to the performance of services for remuneration to others than the Company, except as expressly contemplated by this Section 1 below or with the prior written consent of the Company. The Executive shall be entitled to fulfill his teaching obligation through the end of 1996, to serve as an outside director of no more than two companies (other

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than the Company), which shall not be public companies, and to undertake such other activities (not including the performance of services for remuneration to others than the Company) that may entail an insubstantial portion of his business time, provided that such services and other activities shall not interfere or conflict in any material respect with the performance of any of the Executive's duties as a director and employee of the Company and that the Executive shall have disclosed such services and other activities to the Company in advance.

       (c)  Location.  The Executive shall be entitled to maintain his principal
            --------
office in the San Francisco Bay Area.

       (d)  Director.  During the Employment Term, the Company agrees to use its
            --------
best efforts to cause the Executive to be appointed as a member of the Board.

       2.   TERM OF EMPLOYMENT.  The Company employs the Executive, and the
            ------------------
Executive accepts such employment, for a term commencing on the date hereof and ending on May 31, 1999 or such earlier date that

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the employment of the Executive is sooner terminated pursuant to Section 4 hereof (the "Employment Term").

       3.   COMPENSATION; BENEFITS; EXPENSE REIMBURSEMENT.
            ---------------------------------------------

       (a)  Base Salary.  The Company shall pay to the Executive so long as he
            -----------
shall be employed hereunder a base salary (subject to applicable withholding of income taxes, social security taxes, and other deductions) at the annual rate of one hundred and fifty thousand dollars ($150,000) or such greater amount as may be approved by the Board in its sole discretion, payable in accordance with the payroll policy of the Company as in effect from time to time.

       (b)  Bonus Compensation.  The Company shall pay to the Executive so long
            ------------------
as he shall be employed hereunder an annual bonus (based on a percentage of the Executive's annual base salary and earned based on the attainment of certain performance criteria established from time to time by the Board and the Executive). Such annual bonus shall be payable in accordance with the policies established by the Board.


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       (c)  Business Expenses.  The Company shall pay or reimburse the Executive
            -----------------
for all reasonable expenses actually incurred or paid by him in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or other supporting information as the Company may reasonably require.

       (d)  Automobile Allowance.  During the Employment Term, the Executive
            --------------------
shall receive an automobile allowance of $400 per month (plus reimbursement of parking costs at a parking garage located near the Executive's office), which shall be paid in addition to the Executive's base salary.

       (e)  Vacation. The Executive shall be entitled to annual vacation of four
            --------
(4) weeks per year. Any unused vacation in one year may be carried over to the next year unless the Company shall elect to pay the Executive (based on the Executive's annual salary) for such unused vacation.

       (f)  Other Benefits.  During the Employment Term, the Executive shall be
            --------------
entitled to receive health and dental coverage for the Executive and his immediate

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family in accordance with the programs maintained by the Company and made available to employees generally. The Company shall also maintain a term life insurance policy in the benefit amount of $250,000 covering the Executive for the benefit of the Executive or his designated beneficiaries. The Executive shall also be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees (or to all executives) generally and which are of a character different than the plans, practices and programs specifically contemplated for the Executive under this Agreement. The Company also will provide to the Executive customary indemnification rights to the fullest extent permitted under Delaware law and may obtain officers and directors insurance in connection with any public offering of securities of the Company provided that such insurance is available to the Company on commercially reasonable terms.

       4.   TERMINATION.
            -----------
       (a)  Termination for Cause.  Notwithstanding the provisions of Section 2
            ---------------------
hereof, the obligations of the Company hereunder and the employment of the Executive

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hereunder shall be (in the case of subparagraph (1) below) or may be (in the case of subparagraphs (2) and (3) below) terminated by the Company on the earliest of the following events:

           1.  Death.  The date of the death of the Executive.

           2. Incapacity. Thirty days (30) after the date on which the Company shall have given the Executive notice of termination of his employment hereunder by reason of his physical or mental incapacity on a permanent basis. The Executive shall be deemed to be physically or mentally incapacitated on a permanent basis if the Executive is unable, by reason of any physical or mental incapacity, for a period of 90 days (whether or not consecutive) during any 12-month period to perform his duties and responsibilities hereunder in a reasonably satisfactory manner.

           3. For Cause. Upon notice in writing to the Executive, "for cause", which shall mean

               (A) the commission by the Executive of a willfully wrongful act or grossly negligent act (which may include, without limitation, a breach of fiduciary duty) that is materially detrimental to the Company or its subsidiaries;

               (B) the commission or perpetration by the Executive of any criminal act (other than a traffic offense) to which the Executive has pled guilty, entered a nolo contendere plea or of which the Executive has otherwise been convicted, and that is materially detrimental to the Company or its subsidiaries;

               (C) habitual absenteeism, or chronic alcoholism or other form of substance addiction; or

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               (D) any material violation by the Executive of his obligations under this Employment Agreement or any violation by the Executive of his obligations under Section 6 hereof, which violation continues uncured for ten days following written notice to the Executive.

       (b)  Compensation upon Termination for Cause.  In the event that the
            ---------------------------------------
employment of the Executive is terminated pursuant to Section 4(a) hereof, (i) the Executive shall thereupon be released from any further obligations under
Section 1 hereof, (ii) the Company shall thereupon be released from any further obligations under this Employment Agreement other than those accruing under this Agreement through the date of termination of the Executive's employment hereunder, including accrued but unused vacation, and other than the Company's obligations in respect of vested stock options described hereunder, and (iii) all options to purchase shares of Common Stock that have not previously vested shall be cancelled by the Company and the Executive shall not have any further rights in such options or the underlying shares of Common Stock. Termination pursuant to Section 4(a) shall in no way abrogate or relieve the Executive of his obligations under Section 6 hereof.

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

       (c)  Termination Without Cause.  The Company may terminate the
            -------------------------
Executive's employment hereunder other than for the reasons set forth in paragraph (a) at any time upon ten days prior written notice to Executive. In consideration of such termination, the Company agrees (1) to pay to the Executive the base salary payable to Executive for a period of six months, (2) to pay the Executive the cost of continuing health coverage under COBRA for the next succeeding six months, and (3) the next succeeding vesting date for stock options granted under Section 5 shall be accelerated to the date of such termination. For purposes of this Section (c), any breach by the Company of
Section 1(c) of this Agreement shall be deemed a termination of the Executive by the Company without cause.

          (d)  Change in Control.
               -----------------

       (i) Subject to Section 4(d)(iii) below and after taking into account any vesting of options pursuant to Section 4(c) above, in the event of a "change in control" of the Company (as defined in Section 4(d)(ii) below), any stock options granted pursuant to Section 5 that have not yet vested will vest and become immediately exercisable upon the earliest to occur of

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the following:  (A) termination of the Executive's employment at any time after such change in control for any reason other than voluntary resignation or (B) voluntary resignation by the Executive for any reason at any time within 13 months after such change in control.

       (ii) For purposes of this Agreement a "change in control" shall have occurred upon (1) the acquisition after the date hereof of fifty percent (50%) or more of the Common Stock of the Company by any "person" or "group" (which terms shall have the meanings set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended) that does not currently own at least (10%) of the outstanding Common Stock of the Company, (2) the sale of substantially all the assets of the Company and its subsidiaries to another company, the majority shareholders of which do not constitute majority shareholders of the Company, or
(3) the consummation of a merger, consolidation or reorganization involving the Company, unless the shareholders of the Company immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger,

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consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization.

       (iii) The provisions of Section 4(d)(i) above will not be effective until the earlier of: (A) the Company obtains approval of such Section 4(d)(i) from the holders of at least 75% of the Company's outstanding voting stock in accordance with Section 280G(b)(5) of the Internal Revenue Code or (B) the Company has an initial public offering. The Company will use its best efforts to obtain such stockholder approval as soon as reasonably practicable.

       5.   STOCK OPTIONS.
            -------------

       (a)  Grant of Stock Options.  As an inducement to the Executive to become
            ----------------------
an employee of the Company and as an incentive for future performance by the Executive of his duties hereunder, the Company grants the Executive stock options for 190,000 shares of Common Stock, each such option exercisable at an exercise price of $5.00 per share of Common Stock, subject to the vesting schedule and on the other terms

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

and conditions described below. Stock options granted hereunder which have vested in accordance with the terms of this Agreement prior to or on the date of the termination of the Executive's employment hereunder shall expire upon the earlier of (1) three months after the date of termination of the Executive's employment with the Company for any reason, or (2) ten years after the date hereof.

       (b)  Exercise of Stock Options.  Subject to the vesting schedule
            -------------------------
described below, vested stock options may be exercised at any time, in whole or in part, by the Executive by delivering to the Company a notice of exercise in form reasonably satisfactory to the Company accompanied by the payment of the exercise price (together with any withholding taxes required to be withheld by the Company) for the options covered by the notice of exercise. Payment of the exercise price (and any applicable withholding taxes) shall be made in cash or, from and after the completion of the Company's initial public offering, may be made using a "cashless exercise" feature that enables the Executive to pay the exercise price of vested stock options by directing the Company to withhold and retain a number of the shares

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of Common Stock issuable on exercise of the stock option with a value (based on the Fair Market Value (as defined below) of the Common Stock at the time of exercise)) equal to the aggregate exercise price of the options being exercised. For purposes of this Section 5(b) the term "Fair Market Value" of a share of Common Stock of the Company shall mean, as of any date of determination, the last closing price for a share of the Company's Common Stock as quoted on the NASDAQ National Market or otherwise in the over-the-counter market.

       (c)  Vesting Schedule.  The stock options granted to the Executive under
            ----------------
paragraph (a) above shall be subject to the following vesting schedule (as the same may be modified pursuant to Sections 4(c) and 4(d)): (1) 85,000 stock options shall vest immediately, as of the date hereof; (2) 35,000 shall vest on May 31, 1997; (3) 35,000 shall vest on May 31, 1998; and (4) 35,000 shall vest on May 31, 1999. The stock options granted hereunder shall only become exercisable upon vesting in accordance with the above schedule and in accordance with Sections 4(c) or 4(d). Stock options that have not vested on or before the

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date of the termination of the Executive's employment with the Company shall be cancelled with no further rights associated therewith.

       (d)  Nontransferability.  Stock options granted hereunder shall not be
            ------------------
transferable otherwise than (a) by will or the laws of descent and distribution,
(b) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, or (c) to the Executive's spouse, children, parents, siblings, or any trust established for the benefit of the Executive or such persons.

       (e)  Capital Adjustments.  The number and class of shares of Common Stock
            -------------------
subject to each outstanding option granted hereunder, the option exercise price and the aggregate number and class of shares of Common Stock for which the stock option granted hereunder may be exercised shall be subject to such adjustment, if any, as appropriate to reflect such events as stock dividends, stock splits or recapitalizations by or of the Company.

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       (f)  Restriction on Shares of Common Stock Issued  Upon Exercise.
            -----------------------------------------------------------
Notwithstanding any other provision of this Agreement, the Executive agrees, for himself and his successors, that upon the issuance of any shares of Common Stock upon the exercise of any stock options granted hereunder, the Executive will not sell, pledge or otherwise dispose of such shares of Common Stock so issued unless and until the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended (the "Act"), is not required by that Act and the rules and regulations thereunder. The Executive further agrees that the Company may place a legend embodying such restriction on the certificates evidencing such shares. In addition, the Executive agrees not to sell any shares of Common Stock issuable on exercise of any stock options until the expiration of the "lock-up" period agreed to by the Company with the underwriters in connection with the initial public offering of the Company's Common Stock. In addition, the Executive agrees that the Board may adopt from time to time reasonable restrictions applicable to the sale of shares of Common Stock by officers and directors of the Company, including the Executive.

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

       (g)  Rights as Stockholder.  The Executive shall have no rights as a
            ---------------------
stockholder with respect to any shares of Common Stock subject to the stock options granted hereunder until and unless such options have been validly exercised and the shares covered by such options are issued to the Executive pursuant to this Agreement. Without limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of shares on exercise of the stock options. The Company will issue a certificate evidencing shares issuable upon exercise of the stock options promptly following the valid exercise of stock options by the Executive.

       6.   NON-COMPETITION; CONFIDENTIALITY; DISCLOSURE OF INFORMATION.
            -----------------------------------------------------------

       (a)  Non-Competition.  Without the prior written consent of the Board,
            ---------------
the Executive shall not, directly or indirectly, during the Employment Term and until the second anniversary of the termination of the Employment Term.

           1. render consulting, or advisory services to or financially support in any manner, or be a proprietor, a director, an officer, an employee, an agent, a partner, a shareholder (other than ownership of less than two (2%) percent of the outstanding voting securities of any entity whose voting securities are traded on a national

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       securities exchange (including NASDAQ); provided that any of the other
                                               --------
       restrictions contained in this sentence are not applicable) or a lender to, or otherwise promote, any business, enterprise, person, firm, corporation, partnership, association or other entity that competes anywhere in the world with the Company or any of its subsidiaries in the business of the manufacture, distribution, design or sale of such products of the general type that the Company (including its predecessors) or its subsidiaries manufacture, distribute, design or sell during the Employment Term or which the Company (including its predecessors) or its subsidiaries is planning the manufacture, distribution, design or sale;

           2. interfere with, disrupt or attempt to disrupt existing or any then existing relationship, contractual or otherwise, between the Company or its subsidiaries and any of their customers, suppliers, clients, executives, employees or other persons with whom the Company or its subsidiaries deal; or

           3. solicit for employment, attempt to employ or assist any other entity in employing or soliciting for employment any employee or executive who is at that time employed by the Company or its subsidiaries.


       (b)  Confidentiality.  The Executive shall not, directly or indirectly,
            ---------------
without the specific prior written consent of the Company, at any time after the date hereof, divulge to any business, enterprise, person, firm, corporation, partnership, association or other entity, or use for the Executive's own benefit, (i) any confidential information concerning the businesses, affairs, customers, suppliers or clients of

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the Company or its subsidiaries or their affiliates, or (ii) any non-public data or statistical information of the Company or its subsidiaries or their affiliates, whether created or developed by the Company or its subsidiaries or their affiliates or on their behalf or with respect to which the Executive may have knowledge or access (including without limitation any of the foregoing created or developed by the Executive), it being the intent of the Company and the Executive to restrict the Executive from disseminating or using any data or information which is at the time of such use or dissemination unpublished and not readily available or generally known to persons involved or engaged in businesses of the type engaged in from time to time by the Company or its subsidiaries.

       (c)  Non-Disclosure.  The Executive will promptly disclose to the Company
            --------------
all processes, trademarks, inventions, improvements, discoveries and other information related to the business of the Company, its subsidiaries or their affiliates (collectively "developments") conceived, developed or acquired by him alone or with others during the Employment Term, whether or not conceived during regular working hours

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

or through the use of Company or subsidiary time, material or facilities or otherwise. All such developments shall be the sole and exclusive property of the Company, and upon request the Executive shall deliver to the Company all drawings, sketches, models, codes, data and records relating to such developments. In the event any such developments shall be deemed by the Company to be patentable, the Executive shall, at the expense of the Company (which shall, in the event the Executive shall no longer be employed hereunder, include compensation to the Executive at a rate equal to his base salary prorated for the time involved), assist the Company in obtaining a patent or patents thereon and execute all documents and do all other things necessary or proper to obtain letters patent and to vest the Company with full title and rights thereto.

       (d)  Restrictions on Scope of Agreement.   Although the restrictions
            ----------------------------------
contained in Section 6 hereof are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of the nature contained in Section 6 may fail for technical reasons, and accordingly if any of such restrictions shall be adjudged by a court of

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

competent jurisdiction to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Section 6 shall apply, at the election of the Company, with such modifications as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which such restrictions are adjudged to be void or unenforceable.

       (e)  Successors.  The covenants contained in this Section 6 shall inure
            ----------
to the benefit of the Company, any successor of the Company and each subsidiary of the Company.

       7.   MISCELLANEOUS.
            -------------

       (a)  Entire Agreement.  This Employment Agreement contains the entire
            ----------------
agreement between the Company and the Executive with respect to the matters covered by this Employment Agreement and supersedes all prior arrangements or understandings with respect thereto.

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       (b)  Assignment.  This Employment Agreement may be assigned by the
            ----------
Company to any business, enterprise, person, firm, corporation, partnership, association or other entity acquiring (by purchase, merger or otherwise), directly or indirectly, the business and substantially all of the assets of the Company or of the subsidiaries of the Company. Notwithstanding the foregoing, any assignment permitted under this Section 7(b) shall not affect the acceleration of the stock options vesting schedule upon the occurrence of a Change of Control.

       (c)  Governing Law.  This Employment Agreement shall be governed by and
            -------------
construed in accordance with the laws of the State of California without giving effect to the conflict of law principles thereof.

       (d)  Headings.  The descriptive headings used in this Employment
            --------
Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Employment Agreement.

       (e)  Notices.  All notices or other communications which are required or
            -------
permitted pursuant

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

to this Employment Agreement shall be in writing and sufficient if delivered personally or by telecopier (with a confirmation copy sent by mail) or sent by registered or certified mail, postage prepaid, addressed as follows:

       If to the Company:

           Influence, Inc.
           601 Montgomery Street
           Suite 845
           San Francisco, California  94111
           Attention:  Lewis C. Pell
           Telephone Number:  (415) 421-5600

           with a copy to:

           Paul I. Rachlin
           Arnold & Porter
           399 Park Avenue
           New York, New York 10022

       If to the Executive:

           Mr. Peter A. Bick
           637 Steiner Street
           San Francisco, California  94117


Any party may by written notice change the address to which notices to such party are to be delivered or mailed.

       (f)  Waiver.  Any waiver of any term or condition, or any amendment or
            ------
supplementation, of this Employment Agreement shall be effective only if in writing and, in the case of any waiver by the Company

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

and any amendment or supplementation consented to by the Company, if approved by the Chairman or the Board.

       (g)  Performance by Executive.  The performance by the Executive of his
            ------------------------
duties under this Employment Agreement is the personal obligation of the Executive and may not be delegated by the Executive; however, the Executive may delegate duties and responsibilities to other employees or agents of the Company or its subsidiaries incident to normal and customary management practices.

       (h)  Remedies.  If a violation by the Executive of any covenant contained
            --------
in this Employment Agreement occurs or is threatened, the Company and the Executive agree and acknowledge that such violation or threatened violation will cause irreparable injury to the Company and its subsidiaries, and the remedy at law for any such violation or threatened violation shall be inadequate and that the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

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       (i)  Legal Expenses.  The Company shall reimburse the Executive for the
            --------------
Executive's reasonable legal fees and expenses in negotiating and documenting this Agreement.

                               *   *   *   *   *

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       IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Employment Agreement on and as of the date first above written.


                                    INFLUENCE, INC.


                               By:  /s/ Lewis C. Pell
                                    -----------------
                                    Name:  Lewis C. Pell
                                    Title:  Chairman of the Board


                                     /s/ Peter A. Bick
                                     -----------------
                                     Peter A. Bick

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